SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant's telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 11, 2011, Brinker International, Inc. (the "Registrant") announced that Messrs. David Deno, Michael Dixon, and Jon Luther have been added to the Board of Directors of Registrant and further noted two current directors are anticipated to retire at the end of their current terms due to retirement age provisions for Registrant's Directors. As of this date, Messrs. Deno, Dixon and Luther have not been assigned to any of the Committees of the Board of Directors. A copy of the Press Release is attached here to as Exhibit 99-1 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 11, 2011, the Board of Directors for the Registrant approved an amendment to the Bylaws of the Registrant changing the total number of directors constituting the whole Board of Directors to a range of not less than one nor more than twelve. Previously the Bylaws provided that the number could be between one and ten. The change was adopted to make the Bylaws reflect the current practice regarding the total number of directors. A copy of the amended Bylaw is attached hereto as Exhibit 99-2 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release, dated April 11, 2011.

99.2 Amended Bylaw.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BRINKER INTERNATIONAL, INC.

Date: April 11, 2011	By:
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer

2

EXHIBIT 99.1

FOR IMMEDIATE RELEASE CONTACT: Stacey Sullivan

Brinker International

(800) 775-7290

BRINKER INTERNATIONAL WELCOMES DAVID DENO, MICHAEL DIXON AND JON LUTHER TO BOARD OF DIRECTORS

DALLAS (April 11, 2011) - Brinker International, Inc. (NYSE: EAT), a recognized leader in casual dining, announces the election of David Deno, Michael Dixon and Jon Luther to its board of directors.

"The Governance and Nominating Committee, along with the Brinker board of directors at large, conducted an exhaustive search," said Erle Nye, Chairman of the Governance and Nominating Committee of the Brinker board of directors. "We are pleased to have identified three leaders of this caliber with strong restaurant and executive experience."

"Our new board members bring extensive expertise in the fields of brand development and innovation, global growth and finance. The diversity of perspectives brought by these seasoned industry veterans will serve to further augment momentum behind Brinker's strategic initiatives," said Doug Brooks, President, CEO and Chairman of the Board for Brinker International. "In anticipation of two Brinker board members retiring later this year due to board retirement age provisions, we are adding three new directors to ensure leadership continuity."

David Deno's extensive restaurant background includes serving as CFO and COO at Yum! Brands Inc., and President and CEO of Quizno's LLC. He currently serves as CFO for the International Division of Best Buy Co., Inc. Deno also holds a seat on the board of directors for Peet's Coffee & Tea, Inc.

Michael Dixon, CFO for frozen yogurt leader Pinkberry since 2008, brings upscale casual dining expertise from his previous position as CFO for The Cheesecake Factory. His experience also includes finance and business development positions for The Walt Disney Company, Petsmart.com and Coopers & Lybrand.

Jon Luther, former CEO and now Chairman of Dunkin' Brands, parent company of Dunkin' Donuts and Baskin-Robbins, brings a wealth of hospitality and brand development knowledge from previous leadership positions at Popeyes Chicken & Biscuits, Marriott Corporation, ARAMARK and CA One Services, a subsidiary of Delaware North Companies, Inc. Luther also serves on the board of directors for Six Flags Theme Parks and Wingstop; and on the board of trustees for the Culinary Institute of America.

About Brinker International

Brinker International, Inc. (NYSE: EAT), is one of the world's leading casual dining restaurant companies, serving more than one million guests daily. Founded in 1975 and based in Dallas, Texas, Brinker owns or franchises more than 1,500 restaurants in 31 countries and two territories and employs more than 100,000 team members. Brinker's wholly-owned restaurant brands include Chili's® Grill & Bar and Maggiano's Little Italy®. Brinker also holds a minority investment in Romano's Macaroni Grill®. For more information, visit www.brinker.com.

EXHIBIT 99.2

Amended By-Law of Brinker International, Inc.

ARTICLE III

BOARD OF DIRECTORS

Section 2.  Number, Qualification and Term of Office. The number of directors which shall constitute the whole Board of Directors shall not be less than one nor more twelve. ...